Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lightspeed POS Inc. of our report dated May 21, 2020, relating to the  consolidated financial statements of Lightspeed POS Inc., which is filed as Exhibit 4.2  to Lightspeed POS Inc.'s registration statement on Form F-10, as amended (No. 333-248676).

/s/ PricewaterhouseCoopers LLP
Montréal, Quebec, Canada
September 30, 2020